As filed with the Securities and Exchange Commission on March 3, 2017

Registration No. 333-211545

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Seaspan Corporation

(Exact name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Seaspan Corporation

Unit 2, 2nd Floor

Bupa Centre

141 Connaught Road West

Hong Kong

China

(852) 2540-1686

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Perkins Coie LLP

David S. Matheson

1120 N.W. Couch Street, 10th Floor

Portland, Oregon 97209

(503) 727-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Shares
Preferred Shares
Convertible Preferred Shares
Debt Securities(3)
Convertible Debt Securities(3)
Warrants
Units(4)
Total	$1,000,000,000	$115,900(5)

(1)	An indeterminate aggregate initial offering price and number of the securities of each listed class are being registered as may from time to time be offered at indeterminate prices up to an aggregate initial offering price not to exceed $1,000,000,000, including preferred shares with an aggregate offering price of $150,000,000 previously registered under this registration statement in connection with the filing of a prospectus supplement on November 7, 2016 (the “Previously Registered Securities”), as well as indeterminate amount of securities as may be issued on exercise, conversion or exchange of other securities issued directly or on settlement of contracts or other agreements. The proposed maximum aggregate price has been estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued pursuant to contracts or other agreements or in units.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

(3)	Subject to note (1) above, an indeterminable amount of these securities may be senior or subordinated.

(4)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from each other.

(5)	Of this amount, $17,385 was previously paid and offset by the unused registration fee associated with the Previously Registered Securities. Accordingly, the registrant calculated the registration fee for the remaining $850,000,000 of securities being registered hereunder, or $98,515.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form F-3 (Registration No. 333-211545) of Seaspan Corporation is being filed because Seaspan Corporation expects that it will no longer be a well-known seasoned issuer (as such term is defined in Rule 405 under the U.S. Securities Act of 1933, as amended) upon the filing of its Annual Report on Form 20-F for the year ended December 31, 2016 because the worldwide market value of its outstanding common stock held by non-affiliates is expected to be less than $700 million during the 60-day period preceding the date of such filing. Accordingly, Seaspan Corporation is filing this Post-Effective Amendment for the purpose of, among other things, including disclosure required for a registrant other than a well-known seasoned issuer, registering a specific amount of securities and paying the associated filing fee.

PROSPECTUS

$1,000,000,000

Common Shares

Preferred Shares

Convertible Preferred Shares

Debt Securities

Convertible Debt Securities

Warrants

Units

Seaspan Corporation

We may, from time to time, offer to sell in one or more offerings up to an aggregate of $1,000,000,000 of our common shares, preferred shares, convertible preferred shares, debt securities, convertible debt securities, warrants, units representing an interest in two or more other securities or any combination of the foregoing. We refer to our common shares, preferred shares, convertible preferred shares, debt securities convertible debt securities, warrants and units collectively as the “securities.” The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to these securities. Each time we sell securities, the specific terms of the securities to be offered, and any other information relating to a specific offering, will be set forth in an amendment to the registration statement of which this prospectus is a part, or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through other means, on a continuous or delayed basis. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or may be calculable from the information set forth, in the applicable prospectus supplement.

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our Class A common shares are listed on the New York Stock Exchange under the symbol “SSW.” The last reported sale price of our Class A common shares on the NYSE on March 2, 2017 was $8.13 per share. Our Series D preferred shares, Series E preferred shares, Series G preferred shares and Series H preferred shares are listed on the NYSE under the symbols “SSW PR D,” “SSW PR E,” “SSW PR G” and “SSW PR H,” respectively. The last reported sale prices of our Series D preferred shares, Series E preferred shares, Series G preferred shares and Series H preferred shares on the NYSE on March 2, 2017 were $21.11, $21.43, $20.79 and $20.59 per preferred share, respectively. Our 6.375% senior unsecured notes due 2019 are listed on the NYSE under the symbol “SSWN.” The last reported sale price of our 6.375% senior unsecured notes due 2019 on the NYSE on March 2, 2017 was $25.28 per note.

Investing in our securities involves a high degree of risk. Please read the sections entitled “Forward-Looking Information” and “Risk Factors” contained on pages 2 and 3 of this prospectus and in the applicable prospectus supplement, as well as documents which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 3, 2017.

You should rely only on the information contained in this prospectus, any prospectus supplement or incorporated by reference herein or therein. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where an offer is not permitted. You should not assume that the information contained in this prospectus or incorporated by reference herein is accurate as of any date other than the date on the front of this prospectus or the date of such incorporated documents, as the case may be.

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ABOUT THIS PROSPECTUS

Unless we otherwise specify, when used in this prospectus, the terms “Seaspan,” the “Company,” “we,” “our” and “us” refer to Seaspan Corporation and its subsidiaries. Unless otherwise indicated, all dollar references in this prospectus are to U.S. dollars, and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

This prospectus is part of a registration statement on Form F-3 we filed with the Securities Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the offering and of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described below under “Information Incorporated By Reference.”

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities. Our business, financial condition, results of operations and prospects, as well as other information, may have changed since such dates.

This prospectus does not contain all the information provided in the registration statement we filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information.”

ABOUT SEASPAN CORPORATION

We are a leading independent charter owner and manager of containerships, which we charter primarily pursuant to long-term, fixed-rate time charters with major container liner companies. We operate a fleet of 88 containerships and have entered into contracts for the purchase of an additional eight newbuilding containerships which have scheduled delivery dates through 2017. We primarily deploy our vessels on long-term, fixed-rate time charters to take advantage of the stable cash flow and high utilization rates that are typically associated with long-term time charters.

We are a Marshall Islands corporation incorporated on May 3, 2005. We maintain our principal executive offices at Unit 2, 2nd Floor, Bupa Centre, 141 Connaught Road West, Hong Kong, China. Our telephone number is (852) 2540-1686. We maintain a website at www.seaspancorp.com. The information on our website is not part of this prospectus, and you should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein when making a decision whether to invest in our securities.

FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. They often include words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “projects,” “forecasts,” “potential,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “seek,” “should” or “will,” or the negative of those terms, or comparable terminology. These forward-looking statements are all based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual reports on Form 20-F and any reports on Form 6-K incorporated herein by reference.

Any or all of our forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein may turn out to be inaccurate. Incorrect assumptions we might make and known or unknown risks and uncertainties may affect the accuracy of our forward-looking statements. Forward-looking statements reflect our current expectations or forecasts of future events or results and are inherently uncertain, and accordingly, you should not place undue reliance on forward-looking statements.

Although we believe that the expectations and forecasts reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Consequently, no forward-looking statement can be guaranteed and future events and actual or suggested results may differ materially. We expressly disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised, however, to consult any further disclosures we make in our annual reports on Form 20-F and any reports on Form 6-K that we incorporate herein by reference, as well as in any prospectus supplement relating to this prospectus and other public filings with the Commission.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, including our Annual Report on Form 20-F for the year ended December 31, 2015, filed on March 10, 2016, and subsequent filings, as well as other information in this prospectus and any prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties known or not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

WHERE YOU CAN FIND MORE INFORMATION

We file and furnish annual and other reports with the Commission. You may read and copy any document that we file at the public reference facilities maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-2736. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The Commission maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

As a foreign private issuer, we are exempt under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

This prospectus is part of a registration statement on Form F-3 filed by us with the Commission under the U.S. Securities Act of 1933, as amended, or the Securities Act. As permitted by the Commission, this prospectus does not contain all the information in the registration statement filed with the Commission. For a more complete understanding of this offering, you should refer to the complete registration statement (including exhibits) on Form F-3 that may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings we make with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act on or after the date of this prospectus (other than information “furnished” to the Commission, unless otherwise stated) until the termination of the registration statement of which this prospectus is a part:

•	Reports on Form 6-K or Form 6-K/A, as applicable, filed with the Commission on March 11, 2016, April 26, 2016, July 27, 2016 and November 7, 2016;

•	Annual Report on Form 20-F for the year ended December 31, 2015, filed with the Commission on March 10, 2016; and

•	The descriptions of our Class A common shares, our Series D preferred shares, our Series E preferred shares, our 6.375% senior unsecured notes due 2019, our Series G preferred shares and our Series H preferred shares as set forth in our registration statements on Form 8-A filed on August 2, 2005, December 13, 2012, February 13, 2014, April 7, 2014, June 16, 2016 and August 11, 2016, respectively, including any subsequent amendments or reports filed for the purpose of updating such descriptions.

You may obtain a copy of the above mentioned filings or any subsequent filing we incorporated by reference into this prospectus or any prospectus supplement through the Commission or the Commission’s website as described above. You may also obtain copies of these documents free of charge by writing or telephoning us at the following address:

Seaspan Corporation

Unit 2, 2nd Floor

Bupa Centre

141 Connaught Road West

Hong Kong

China

(852) 2540-1686

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by this prospectus. Unless we specify otherwise in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, repayment of indebtedness, working capital, to make vessel acquisitions and/or for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES AND

TO FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth our ratio of earnings to (a) fixed charges and (b) fixed charges and preference dividends for the periods presented:

	Nine Months Ended September 30, 2016		Year Ended December 31,
			2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1)	—	(2)	2.5	2.1	4.7	2.4	—	(2)
Ratio of earnings to fixed charges and preference dividends(1)	—	(2)	1.8	1.5	3.2	1.7	—	(2)
Dollar amount (in thousands) of deficiency in earnings to fixed charges	141,553		—	—	—	—	94,380
Dollar amount (in thousands) of deficiency in earnings to fixed charges and preference dividends	180,077		—	—	—	—	117,558

(1)	For purposes of calculating the ratios of consolidated earnings to fixed charges and to fixed charges and preference dividends:

•	“earnings” consist of pre-tax income from continuing operations prepared under U.S. GAAP (which includes non-cash unrealized gains and losses on derivative financial instruments) plus fixed charges, net of capitalized interest and capitalized amortization of deferred financing fees;

•	“fixed charges” represent interest incurred (whether expensed or capitalized) and amortization of deferred financing costs (whether expensed or capitalized) and accretion of discount; and

•	“preference dividends” refers to the amount of pre-tax earnings that is required to pay the cash dividends on outstanding preference securities and is computed as the amount of (a) the dividend divided by (b) the result of 1 minus the effective income tax rate applicable to continuing operations.

The ratios of earnings to fixed charges and to fixed charges and preference dividends are ratios that we are required to present in this prospectus and have been calculated in accordance with Commission rules and regulations. These ratios have no application to our credit and lease facilities and preferred shares and we believe they are not ratios generally used by investors to evaluate our overall operating performance.

(2)	The ratio of earnings to fixed charges or to fixed charges and preference dividends for this period was less than 1.0X.

DESCRIPTION OF CAPITAL STOCK

The following is a description of certain material terms of our articles of incorporation. For additional information, we refer you to our articles of incorporation, which are incorporated by reference into this prospectus.

Under our articles of incorporation, our authorized shares consist of 200,000,000 Class A common shares, par value $0.01 per share, 25,000,000 Class B common shares, par value $0.01 per share, 100 Class C common shares, par value $0.01 per share, and 150,000,000 shares of preferred shares, par value $0.01 per share. As of February 20, 2017, there were issued and outstanding 105,893,684 Class A common shares, no Class B common shares, no Class C common shares, no Series A preferred shares, no Series B preferred shares, no Series C preferred shares, 4,981,029 Series D preferred shares, 5,370,600 Series E preferred shares, 5,600,000 Series F preferred shares, 7,800,000 Series G preferred shares, 9,000,000 Series H preferred shares and no Series R preferred shares.

Common Stock

Our Class A common shares are our only outstanding class of common shares.

Dividends

Under our articles of incorporation, our Class A common shareholders may receive quarterly dividends. Declaration and payment of any dividend is subject to the discretion of our board of directors. The time and amount of dividends will depend upon our financial condition, our operations, our cash requirements and availability, debt repayment obligations, capital expenditure needs, restrictions in our debt instruments and our preferred shares, industry trends, the provisions of Marshall Islands law affecting the payment of distributions to shareholders and other factors. The Marshall Islands Business Corporations Act generally prohibits the payment of dividends other than from paid-in capital in excess of par value and our earnings or while we are insolvent or would be rendered insolvent on paying the dividend.

Voting

The Class A common shares each have one vote. A majority of the Class A common shares constitutes a quorum at meetings of the shareholders.

Preferred Stock

Our articles of incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including, among other things:

•	the designation of the series;

•	the number of shares in the series;

•	the dividend terms and conditions of the series;

•	any redemption rights of, or sinking fund for, the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•	whether the shares of the series will be convertible into any other security of our company or any other corporation, and, if so, the terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

Our outstanding series of preferred stock are described below.

Series D Preferred Shares

In December 2012, we issued 3,105,000 of our 7.95% Series D Cumulative Redeemable Perpetual Preferred Shares. In November 2013, we issued an additional 2,000,000 Series D preferred shares. The liquidation preference of the Series D preferred shares is $25.00 per share. The shares are redeemable by us at any time on or after January 30, 2018. The shares carry an annual dividend rate of 7.95% per $25.00 of liquidation preference per share. The Series D preferred shares represent perpetual equity interests in us and, unlike our indebtedness but like our Series E, Series F, Series G and Series H preferred shares, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series D preferred shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us, and pari passu with the Series E, Series F, Series G and Series H preferred shares. Upon any liquidation or dissolution of us, holders of the Series D preferred shares and pari passu preferred shares with respect to liquidation (including the Series E, Series F, Series G and Series H preferred shares) will generally be entitled to receive the cash value of the liquidation preference of the Series D preferred shares or the pari passu preferred shares, plus an amount equal to accumulated and unpaid dividends, after satisfaction of all liabilities to our creditors, but before any distribution is made to or set aside for the holders of junior stock, including our Class A common shares. The Series D preferred shares are not convertible into common shares or other of our securities, do not have exchange rights and are not entitled to any preemptive or similar rights. The Statement of Designation for the Series D preferred shares includes a restrictive covenant that we shall not permit the Net Worth to Preferred Stock Ratio (as defined therein) to be less than or equal to 1.00. For a detailed description of the Series D preferred shares, including a detailed description of the net worth covenant, please read the description of our Series D preferred shares as set forth in our registration statement on Form 8-A filed on December 13, 2012, including any subsequent amendments or reports filed for the purpose of updating such descriptions, incorporated by reference in this prospectus.

Series E Preferred Shares

In February 2014, we issued 5,400,000 of our 8.25% Series E Cumulative Redeemable Perpetual Preferred Shares. The liquidation preference of the Series E preferred shares is $25.00 per share. The shares are redeemable by us at any time on or after February 13, 2019. The shares carry an annual dividend rate of 8.25% per $25.00 of liquidation preference per share. The Series E preferred shares represent perpetual equity interests in us and, unlike our indebtedness but like our Series D, Series F, Series G and Series H preferred shares, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series E preferred shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us, and pari passu with the Series D, Series F, Series G and Series H preferred shares. Upon any liquidation or dissolution of us, holders of the Series E preferred shares and pari passu preferred shares with respect to liquidation (including the Series D, Series F, Series G and Series H preferred shares) will generally be entitled to receive the cash value of the liquidation preference of the Series E preferred shares or the pari passu preferred shares, plus an amount equal to accumulated and unpaid dividends, after satisfaction of all liabilities to our creditors, but before any distribution is made to or set aside for the holders of junior stock, including our Class A common shares. The Series E preferred shares are not convertible into common shares or other of our securities, do not have exchange rights and are not entitled to any preemptive or similar rights. The Statement of Designation for the Series E preferred shares includes a restrictive covenant that we shall not permit the Net Worth to Preferred Stock Ratio (as defined therein) to be less than or equal to 1.00. For a detailed description of the Series E preferred shares, including a detailed description of the net worth covenant, please read the description of our Series E preferred shares as set forth in our registration statement on Form 8-A filed on February 13, 2014, including any subsequent amendments or reports filed for the purpose of updating such descriptions, incorporated by reference in this prospectus.

Series F Preferred Shares

In May 2016, we issued 5,600,000 of our 6.95% Series F Cumulative Convertible Perpetual Preferred Shares. The liquidation preference of the Series F preferred shares is $25.00 per share. The shares carry an initial annual dividend rate of 6.95% per $25.00 of liquidation preference per share. The Series F preferred shares are redeemable, at our option, at any time after the fifth anniversary of the initial issuance date of the shares, at a price equal to the liquidation preference per share plus any accumulated and unpaid dividends to the redemption date. If Series F preferred shares remain outstanding beyond the fifth anniversary date, the annual dividend rate will increase by 1% on such date and on each anniversary date thereafter, to a maximum of 10.5% after the ninth anniversary date. If we do not acquire all of the membership interests in Greater China Intermodal Investments LLC, or GCI, which is our investment partnership, or all or substantially all of the assets of GCI by December 31, 2017, the annual dividend rate will increase to 10.5% beginning January 1, 2018 and the shares will become redeemable at our option at any time on or after that date. The Series F preferred shares represent perpetual equity interests in us and, unlike our indebtedness but like our Series D, Series E, Series G and Series H preferred shares, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series F preferred shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us, and pari passu with the Series D, Series E, Series G and Series H preferred shares. Upon any liquidation or dissolution of us, holders of the Series F preferred shares and pari passu preferred shares with respect to liquidation (including the Series D, Series E, Series G and Series H preferred shares) will generally be entitled to receive the cash value of the liquidation preference of the Series F preferred shares or the pari passu preferred shares, plus an amount equal to accumulated and unpaid dividends, after satisfaction of all liabilities to our creditors, but before any distribution is made to or set aside for the holders of junior stock, including our Class A common shares.

The holders of outstanding Series F Preferred Share generally are entitled to vote together with the holders of our Class A common shares, as a single class, on all matters submitted for a vote of holders of our common shares. For purposes of these voting rights, each holder of Series F Preferred Share is entitled to one vote for each common share issuable upon conversion of such holder’s Series F preferred shares. The holders of Series F preferred shares also have rights relating to, among other things, the issuance by us of additional parity equity securities or any senior equity securities. The holders of Series F preferred shares may convert, in whole or in part, their Series F preferred shares into Class A common shares. The number of shares of our common stock to be issued upon any conversion of the Series F preferred shares will be determined by dividing (a) an amount equal to $25.00 per Series F Preferred Share plus all accumulated and unpaid dividends to the conversion date, whether or not declared, by (b) the conversion price in effect at the time of the conversion. The initial conversion price is $18.00 per Series F Preferred Share, and is subject to appropriate adjustment for common stock dividends, splits, combinations, reclassifications or similar events relating to our Class A common shares. Subject to certain exceptions, the holders of Series F preferred shares have the general right to purchase a pro rata portion of any of our Class A common shares or of any preferred stock with general voting rights that we may issue or sell. We have agreed to register with the Commission the Class A common shares issuable upon conversion of the Series F preferred shares.

Series G Preferred Shares

In June 2016, we issued 4,600,000 of our 8.20% Series G Cumulative Redeemable Perpetual Preferred Shares and in August 2016, we issued an additional 3,200,000 of our Series G preferred shares. The liquidation preference of the Series G preferred shares is $25.00 per share. The shares are redeemable by us at any time on or after June 16, 2021. The shares carry an annual dividend rate of 8.20% per $25.00 of liquidation preference per share. The Series G preferred shares represent perpetual equity interests in us and, unlike our indebtedness but like our Series D, Series E, Series F and Series H preferred shares, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series G preferred shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us, and pari passu with the Series D, Series E, Series F and Series H preferred shares. Upon any liquidation or dissolution of us, holders of the Series G preferred shares and pari passu preferred shares with respect to liquidation (including the Series D, Series E, Series F and Series H preferred shares) will generally be entitled to receive the cash value of the liquidation preference of the Series G preferred shares or the pari passu preferred shares, plus an amount equal to accumulated and unpaid dividends, after satisfaction of all liabilities to our creditors, but before any distribution is made to or set aside for the holders of junior stock, including our Class A common shares. The Series G preferred shares are not convertible into common shares or other of our securities, do not have exchange rights and are not entitled to any preemptive or similar rights. The Statement of Designation for the Series G preferred shares includes a restrictive covenant that we shall not permit the Net Worth to Preferred Stock Ratio (as defined therein) to be less than or equal to 1.00. For a detailed description of the Series G preferred shares, including a detailed description of the net worth covenant, please read the description of our Series G preferred shares as set forth in our registration statement on Form 8-A filed on June 16, 2016, including any subsequent amendments or reports filed for the purpose of updating such descriptions, incorporated by reference in this prospectus.

Series H Preferred Shares

In August 2016, we issued 9,000,000 of our 7.875% Series H Cumulative Redeemable Perpetual Preferred Shares. The liquidation preference of the Series H preferred shares is $25.00 per share. The shares are redeemable by us at any time on or after August 11, 2021. The shares carry an annual dividend rate of 7.875%

per $25.00 of liquidation preference per share. The Series H preferred shares represent perpetual equity interests in us and, unlike our indebtedness but like our Series D, Series E, Series F and Series G preferred shares, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series H preferred shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us, and pari passu with the Series D, Series E, Series F and Series G preferred shares. Upon any liquidation or dissolution of us, holders of the Series H preferred shares and pari passu preferred shares with respect to liquidation (including the Series D, Series E, Series F and Series G preferred shares) will generally be entitled to receive the cash value of the liquidation preference of the Series H preferred shares or the pari passu preferred shares, plus an amount equal to accumulated and unpaid dividends, after satisfaction of all liabilities to our creditors, but before any distribution is made to or set aside for the holders of junior stock, including our Class A common shares. The Series H preferred shares are not convertible into common shares or other of our securities, do not have exchange rights and are not entitled to any preemptive or similar rights. The Statement of Designation for the Series H preferred shares includes a restrictive covenant that we shall not permit the Net Worth to Preferred Stock Ratio (as defined therein) to be less than or equal to 1.00. For a detailed description of the Series H preferred shares, including a detailed description of the net worth covenant, please read the description of our Series H preferred shares as set forth in our registration statement on Form 8-A filed on August 11, 2016, including any subsequent amendments or reports filed for the purpose of updating such descriptions, incorporated by reference in this prospectus.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities (any of which may be senior or subordinated and convertible or not convertible) from time to time in one or more series, under an indenture to be dated as of a date on or prior to our initial issuance of the debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities would be issued under a senior indenture, and our subordinated debt securities would be issued under a subordinated indenture. The senior or subordinated indenture for debt securities and any convertible debt securities, forms of which are included as exhibits to the registration statement of which this prospectus is a part, will be executed at the time we issue applicable debt securities. Any supplemental indentures will be filed with the Commission on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

All of the indentures are sometimes referred to in this prospectus collectively as the Indentures and each, individually, as an Indenture. The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The Indentures will be qualified under the Trust Indenture Act of 1939, as amended. The terms of the debt securities will include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act.

Our statements below relating to the debt securities and the Indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Indenture and any applicable United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture.

General

The provisions of the Indentures do not limit the aggregate principal amount of debt securities which may be issued thereunder. Unless otherwise provided in a prospectus supplement and an applicable supplemental indenture, any senior debt securities will be our direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt, and the subordinated debt securities will be our unsecured obligations, subordinated in right of payment to the prior payment in full of all of our senior indebtedness with respect to such series, as described in the applicable prospectus supplement. Any debt securities may be convertible into common shares.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. The prospectus supplement relating to any original issue discount securities will describe United States federal income tax consequences and other special considerations applicable to them. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and any pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of the offered debt securities;

•	the price or prices at which the offered debt securities will be issued;

•	any limit on the aggregate principal amount of the offered debt securities;

•	the date or dates on which the principal of the offered debt securities will be payable;

•	the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;

•	if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

•	the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;

•	the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;

•	the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;

•	the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;

•	the denominations in which the offered debt securities will be issued;

•	the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;

•	if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;

•	whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the applicable Indenture;

•	the consequences of any failure to pay principal, interest, or, if applicable, any sinking or amortization installment;

•	whether the offered debt securities will be convertible or exchangeable into common shares, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;

•	whether the offered debt securities will be senior or subordinated debt securities, and if subordinated the aggregate amount of outstanding indebtedness that is senior to the subordinated debt and any limitations on the issuance of additional senior indebtedness, if any;

•	whether the applicable Indenture will include provisions restricting the declaration of dividends or requiring the creation or maintenance of any reserves or of any ratio of assets;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and

•	any other specific terms of the offered debt securities.

Consolidation, Merger and Sale of Assets

The terms of the Indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that we may not consolidate with or merge with or into, any other person or sell, assign, convey, transfer, lease our properties and assets as an entirety or substantially as an entirety to any person, unless:

•	the successor person is a corporation organized and existing under the laws of the Marshall Islands, the United States, any state of the United States or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the debt securities and the applicable Indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	other conditions specified in the applicable Indenture are met.

Upon any consolidation, merger, sale, assignment, conveyance, transfer or lease of the properties and assets of the Company in accordance with the foregoing provisions, the successor person formed by such consolidation or into which we are merged or to which such sale, assignment, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the applicable Indenture; and thereafter, except in the case of a lease, the Company shall be released from all obligations and covenants under the applicable Indenture and the debt securities.

Events of Default

The terms of the Indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part provide that the debt securities are subject to the following events of default:

(1)	failure to pay principal of or any premium when due;

(2)	failure to pay any interest when due, continued for 30 days;

(3)	failure to perform any of our other covenants in the applicable Indenture, continued for 60 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities, as provided in the applicable Indenture;

(4)	any debt of the Company is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such debt unpaid or accelerated exceeds $50.0 million;

(5)	any judgment or decree for the payment of money in excess of $50.0 million is entered against us and remains outstanding for a period of 90 consecutive days following entry of such judgment and is not discharged, waived or stayed; and

(6)	certain events of bankruptcy, insolvency or reorganization affecting us.

If an event of default, other than an event of default described in clause (6) above, occurs and is continuing, either the trustee under the applicable Indenture or the holders of at least 25% in aggregate principal amount of the outstanding debt securities may declare the principal amount of the debt securities to be due and payable immediately. If an event of default described in clause (6) above occurs, the principal amount of the debt securities and accrued and unpaid interest, if any, will automatically become immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the debt securities may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and any premium, interest or any additional amounts which are required under the applicable Indenture or the debt securities to be paid by the Company, in each case which have become due as a result of such acceleration, have been cured or waived.

Notwithstanding the foregoing, if we so elect by notice to all holders of record of debt securities and the trustee and paying agent of such election on or before the close of business on the fifth business day prior to the date on which an event of default described below would otherwise occur, the sole remedy under the each Indenture for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the failure to comply with our annual and quarterly reporting obligations to the trustee and the Commission will, after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the debt securities at an annual rate equal to (i) 0.25% per annum of the outstanding principal amount of the debt securities for each day during the 90-day period beginning on, and including, the date on which such event of default first occurs and on which such event of default is continuing; and (ii) 0.50% per annum of the outstanding principal amount of the debt securities for each day during the 90-day period beginning on, and including, the 91st day following the date on which such event of default first occurs and on which such event of default is continuing. This additional interest will be payable in arrears on the same dates and in the same manner as regular interest on the debt securities. On the 181st day after such event of default first occurs (if not waived or cured prior to such 181st day), such additional interest will cease to accrue and the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay the additional interest upon an event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above. The provisions of the Indentures described in this paragraph will not affect the rights of holders of debt securities in the event of the occurrence of any other events of default.

The trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to the applicable Indenture, applicable law and the trustee’s indemnification, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities. In the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the applicable Indenture or that the trustee determines is unduly prejudicial to the rights of any other holder.

No holder will have any right to institute any proceeding under the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable Indenture unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding have made a written request and have offered indemnity reasonably satisfactory to the trustee to institute such proceeding as trustee;

•	such holder has offered to the trustee such indemnity as is reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; and

•	the trustee has failed to institute such proceeding within 60 days after such notice, request and offer and has not received from the holders of a majority in aggregate principal amount of the debt securities then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of, interest on and any Additional Amounts with respect any debt security on or after the applicable due date in accordance with the applicable Indenture.

Generally, the holders of not less than a majority of the aggregate principal amount of outstanding debt securities may waive any default or event of default unless:

•	we fail to pay the principal of, any interest on or any Additional Amounts with respect to any debt security when due;

•	we fail to comply with any of the provisions of the applicable Indenture that would require the consent of the holder of each outstanding debt security affected.

The Indentures provide that within 90 days after the trustee receives written notice of a default, the trustee shall transmit by mail to all holders, notice of such default hereunder, unless such default shall have been cured or waived. Except in the case of a default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as the trustee in good faith determines that withholding notice is in the best interest of the holders. In addition, we are required to deliver to the trustee (i) within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year and whether we, to the officers’ knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and (ii) within 30 days after the occurrence thereof, written notice of any events that would constitute defaults, their status and what action we are taking or propose to take in respect thereof.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal of;

•	Any premium and accrued and unpaid interest, if any, on; and

•	Additional Amounts, if any, on

its debt securities, on or after the respective due dates expressed or provided for in the applicable Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

Modification and Waiver

We and the trustee may amend or supplement the Indentures with respect to the debt securities with the consent (including consents obtained in connection with any tender offer or exchange offer) of the holders of a majority in aggregate principal amount of the outstanding debt securities. In addition, the holders of a majority in aggregate principal amount of the outstanding debt securities may waive our compliance in any instance with any provision of the applicable Indenture without notice to the other holders of debt securities. However, no amendment, supplement or waiver may be made without the consent of each holder of outstanding debt securities affected thereby if such amendment, supplement or waiver would:

•	change the stated maturity of the principal of, or any premium or installment of interest on or any Additional Amounts with respect to the debt securities;

•	reduce the principal amount of or interest on the debt securities or any Additional Amounts with respect thereto;

•	change the currency of payment of principal of, any premium or interest on or any Additional Amounts with respect to the debt securities or change any debt security’s place of payment;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture or waiver, provided for in the applicable Indenture, or reduce the requirements for quorum or voting;

•	impair the right of any holder to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the debt securities;

•	impair the right to convert or exchange any debt security into or for securities of the Company or other securities, cash or property in accordance with the debt security’s terms;

•	change the ranking of the debt securities;

•	change our obligation to pay Additional Amounts on any debt security; or

•	modify provisions with respect to modification, amendment or waiver (including waiver of events of default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected holder of the debt securities.

We and the trustee may amend or supplement the Indentures or the debt securities without notice to, or the consent of, the holders of the debt securities to, among other things:

•	cure any ambiguity, omission, defect or inconsistency that does not adversely affect the rights of any holder of the debt securities in any material respect;

•	provide for the assumption by a successor corporation of our obligations under an Indenture;

•	secure the debt securities;

•	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us; or

•	make any change that does not adversely affect the rights of any holder.

The consent of the holders is not necessary under the Indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under an Indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the Indentures by delivering to the trustee for cancellation all outstanding debt securities or depositing with the trustee or delivering to the holders, as applicable, after all outstanding debt securities have become due and payable, or will become due and payable at their stated maturity within one year, cash sufficient to pay and discharge the entire indebtedness all of the outstanding debt securities and all other sums payable under the applicable Indenture by us. Such discharge is subject to terms contained in the applicable Indenture.

Defeasance

We may terminate at any time all our obligations with respect to the debt securities and the Indentures, which we refer to as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities. We may also terminate at any time certain of our covenants with respect to the debt securities, which we refer to as “covenant defeasance.” We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.

If we exercise our legal defeasance option with respect to the debt securities, payment of the debt securities may not be accelerated because of an event of default with respect thereto. If we exercise the covenant defeasance option with respect to the debt securities, payment of the debt securities may not be accelerated because of an event of default specified in clause (3) in “—Events of Default” above.

The legal defeasance option or the covenant defeasance option with respect to the debt securities may be exercised only if:

(1)	we irrevocably deposit in trust with the trustee cash or U.S. government obligations or a combination thereof for the payment of principal of (and premium, if any) and interest and Additional Amounts, if any, on the debt securities to maturity,

(2)	such legal defeasance or covenant defeasance does not constitute a default under the applicable Indenture or any other material agreement or instrument binding us,

(3)	no default or event of default has occurred and is continuing on the date of such deposit and, with respect to legal defeasance only, at any time during the period ending on the 123rd day after the date of such deposit (other than, if applicable, a default or event of default with respect to the debt securities resulting from the borrowing of funds to be applied to such deposits),

(4)	in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel stating that we have received from the IRS a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or since the date of the applicable Indenture, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such legal defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred,

(5)	in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred,

(6)	we deliver to the trustee an opinion of counsel to the effect that, after the 123rd day after the date of deposit, all money and U.S. government obligations (or other property as may be provided pursuant to the terms of the applicable Indenture) (including the proceeds thereof) deposited or caused to be deposited with the trustee (or other qualifying trustee) to be held in trust will not be subject to any case or proceeding (whether voluntary or involuntary) in respect of the Company under any U.S. federal or state bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief in respect of the Company issued in connection therewith, and

(7)	we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities have been complied with as required by the applicable Indenture.

Transfer and Exchange

We will maintain an office in New York City where the debt securities may be presented for registration of transfer or exchange. This office will initially be an office or agency of the trustee. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of debt securities, but any tax or similar governmental charge required by law or permitted by the applicable Indenture because a holder requests any shares to be issued in a name other than such holder’s name will be paid by such holder. We are not required to transfer or exchange any note surrendered for purchase except for any portion of that note not being purchased.

We reserve the right to:

•	vary or terminate the appointment of the security registrar or paying agent;

•	appoint additional paying agents; or

•	approve any change in the office through which any security registrar or any paying agent acts.

Payment and Paying Agents

Payments in respect of the principal and interest on global notes registered in the name of The Depository Trust Company, or DTC, or its nominee will be payable to DTC or its nominee, as the case may be, in its capacity as the registered holder under the applicable Indenture. In the case of certificated debt securities, payments will be made in U.S. dollars at the office of the trustee or, at our option, by check mailed to the holder’s registered address. We will make any required interest payments to the person in whose name each note is registered at the close of business on the record date for the interest payment.

We may at any time designate a paying agent or additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Governing Law

The Indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

Concerning the Trustee

We will enter into the Indentures with a trustee identified in the relevant prospectus supplement that is also qualified to act under the Trust Indenture Act of 1939, as amended, and with any other trustee chosen by us and appointed in a supplemental indenture for a particular series of debt securities. We may maintain a banking relationship in the ordinary course of business with our trustee and one or more of its affiliates.

The trustee, in its individual and any other capacity, may make loans to, accept deposits from, and perform services for us as if it were not the trustee; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common shares, preferred shares or other securities. Warrants may be issued independently or together with debt securities, common shares, preferred shares or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement. Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants are to be sold separately or with other securities;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms;

•	any applicable material Marshall Islands and U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued with other securities and the related debt securities, common shares or preferred shares will be separately transferable;

•	the number of common shares or preferred shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the nature and number of securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of or securities issuable upon exercise of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of debt securities, common shares, preferred shares, warrants and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. Each unit will be issued under a separate unit agreement to be entered into between us and, at our discretion, a bank or trust company, as unit agent, all as will be set forth in the prospectus supplement relating to the particular issue of units. The unit agent, if any, will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any holders of units or beneficial owners of units. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable unit agreement. Reference is made to the prospectus supplement relating to the particular issue of units offered pursuant to such prospectus supplement for the terms of and information relating to such units, including, where applicable:

•	the specific designation and terms of the units and of the securities comprising the units, and the number of such securities comprising each unit;

•	the price or prices at which such units will be issued and the currency in which such price or prices are payable;

•	whether the units are to be sold separately or with other securities;

•	whether the units will be issued in definitive or global form or in any combination of these forms;

•	any applicable material Marshall Islands and U.S. federal income tax consequences;

•	the identity of the units agent for the units and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the units or any securities comprising the units on any securities exchange;

•	the designation and terms of any equity securities or warrants included in the units;

•	the designation, aggregate principal amount, currency and terms of any debt securities included in the units;

•	if applicable, the date from and after which any units and the securities comprising the units will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any additional terms of the units or of the securities comprising the units, including terms, procedures and limitations for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

PLAN OF DISTRIBUTION

We may sell our common shares, preferred shares, convertible preferred shares, debt securities, convertible debt securities, warrants, units and any combination of the foregoing from time to time on a continuous or delayed basis (a) to or through underwriters or dealers, (b) through agents, (c) directly to one or more purchasers or other persons or entities, (d) through a combination of these methods or (e) through other means.

We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of securities by underwriters, brokers or dealers;

•	sell securities short and deliver the securities to close out short positions;

•	enter into option or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge securities to an underwriter, broker or dealer, who may sell the securities or, in the event of default, sell the pledged securities.

If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act.

The applicable prospectus supplement relating to securities will set forth, among other things:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from such sale;

•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the New York Stock Exchange:

•	at a fixed price or prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Securities may be sold directly by us from time to time, at prevailing market prices or otherwise. Securities may also be sold through agents designated by us from time to time, at prevailing market prices or otherwise. Any agent involved in the offer or sale of securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement.

Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any of the securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of the securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the applicable prospectus supplement.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses, other than any underwriting discounts and commissions, we expect to incur in connection with the issuance and distribution of the securities covered by this prospectus. All amounts are estimated except the Commission registration fee.

Commission Registration Fee		$115,900
Printing Expenses		*
Legal Fees and Expenses		*
Accountants’ Fees and Expenses		*
NYSE Listing Fee		*
FINRA Filing Fee		*
Blue Sky Fees and Expenses		*
Transfer Agent’s Fees and Expenses		*
Miscellaneous Costs		*

Total	$	*

*	To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

LEGAL MATTERS

Unless otherwise stated in any applicable prospectus supplement, the validity of the equity securities and certain other legal matters with respect to the laws of the Republic of The Marshall Islands will be passed upon for us by our counsel to Marshall Islands law, Dennis J. Reeder, Reeder & Simpson, P.C. Unless otherwise stated in any applicable prospectus supplement, the legality of the debt securities and certain other legal matters will be passed upon for us by Perkins Coie LLP. As appropriate, legal counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Seaspan Corporation as of December 31, 2015 and 2014 and for each of the three years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financing reporting as of December 31, 2015, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which reports are also incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands corporation, and our principal executive offices are located outside of the United States in Hong Kong. A majority of our directors and officers and some of the experts named in this prospectus reside outside of the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or those persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

In addition, the courts of the Marshall Islands or Hong Kong may not (1) enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws or (2) recognize or enforce against us or any of our officers, directors or experts judgments of courts of the United States predicated on U.S. federal or state securities laws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Seaspan Corporation

$1,000,000,000

Common Shares

Preferred Shares

Convertible Preferred Shares

Debt Securities

Convertible Debt Securities

Warrants

Units

PROSPECTUS

March 3, 2017

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

The registrant’s articles of incorporation provide that it must indemnify its directors and officers to the fullest extent authorized by law against expenses, judgments, fines and amounts paid in settlement. The registrant is also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to its directors and offices and carry directors’ and officers’ insurance providing indemnification for its directors, officers and certain employees for some liabilities.

The directors and officers of the registrant also may be indemnified against liability they may incur for serving in those capacities pursuant to liability insurance policies maintained by and indemnification arrangements with the registrant. In addition, the registrant has entered into separate indemnification agreements with some of its officers and directors.

Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein contains or will contain provisions whereby the underwriter or underwriters agree to indemnify the registrant, its directors and certain officers and other persons against certain claims.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

(a) Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement for equity securities.

1.2*	Form of Underwriting Agreement for debt securities.

4.1	Amended and Restated Articles of Incorporation of Seaspan Corporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Amendment No. 2 to Form F-1 (File No. 333-126762), filed with the Commission on August 4, 2005).

4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of Seaspan Corporation (incorporated herein by reference to Exhibit 3.2 to the Company’s Form 8-A12B (File No. 1-32591), filed with the Commission on February 13, 2014).

4.3	Second Articles of Amendment to the Amended and Restated Articles of Incorporation of Seaspan Corporation (incorporated herein by reference to Exhibit 3.3 to the Company’s Form 6-K (File No. 001-32591), filed with the Commission on April 30, 2015).

4.4	Amended and Restated Bylaws of Seaspan Corporation (incorporated herein by reference to Exhibit 1.2 to the Company’s Form 20-F (File No. 333-32591), filed with the Commission on March 23, 2012).

4.5	First Amendment to the Amended and Restated Bylaws of Seaspan Corporation (incorporated herein by reference to Exhibit 3.5 to the Company’s Form 6-K (File No. 001-32591), filed with the Commission on April 30, 2015).

Exhibit Number	Description

4.6	Statement of Designation of the 7.95% Cumulative Redeemable Perpetual Preferred Shares—Series D, dated December 12, 2012 (incorporated herein by reference to Exhibit 3.3 to the Company’s Form 8-A12B (File No. 1-32591), filed with the Commission on December 13, 2012).

4.7	Statement of Designation of the 8.25% Cumulative Redeemable Perpetual Preferred Shares—Series E, dated February 6, 2014 (incorporated herein by reference to Exhibit 3.4 to the Company’s Form 8-A12B (File No. 1-32591), filed with the Commission on February 13, 2014).

4.8	Statement of Designation of the 6.95% Cumulative Convertible Perpetual Preferred Shares—Series F, dated May 4, 2016 (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 6-K (File No. 1-32591), filed with the Commission on May 19, 2016).

4.9	Statement of Designation of the 8.20% Cumulative Redeemable Perpetual Preferred Shares—Series G, dated June 15, 2016 (incorporated herein by reference to Exhibit 3.6 to the Company’s Form 8-A12B (File No. 1-32591), filed with the Commission on June 16, 2016).

4.10	Statement of Designation of the 7.875% Cumulative Redeemable Perpetual Preferred Shares—Series H, dated August 10, 2016 (incorporated herein by reference to Exhibit 3.6 to the Company’s Form 8-A12B (File No. 1-32591), filed with the Commission on August 11, 2016).

4.11	Specimen of Share Certificate of Seaspan Corporation (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 (File No. 333-126762), filed with the Commission on July 21, 2005).

4.12	Specimen of Share Certificate of Seaspan Corporation 7.95% Cumulative Redeemable Perpetual Preferred Shares—Series D (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-A12B (File No. 1-32591), filed with the Commission on December 13, 2012).

4.13	Specimen of Share Certificate of Seaspan Corporation 8.25% Cumulative Redeemable Perpetual Preferred Shares—Series E (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-A12B (File No. 1-32591), filed with the Commission on February 13, 2014).

4.14	Specimen of Share Certificate of Seaspan Corporation 8.20% Cumulative Redeemable Perpetual Preferred Shares—Series G (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-A12B (File No. 1-32591), filed with the Commission on June 16, 2016).

4.15	Specimen of Share Certificate of Seaspan Corporation 7.875% Cumulative Redeemable Perpetual Preferred Shares—Series H (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-A12B (File No. 1-32591), filed with the Commission on August 11, 2016).

4.16† ***	Form of Indenture for Debt Securities.

4.17† ***	Form of Indenture for Convertible Debt Securities.

4.18***	Form of Debt Securities (included in Exhibit 4.8).

4.19***	Form of Convertible Debt Securities (included in Exhibit 4.9).

4.20*	Form of Warrant Agreement.

4.21*	Form of Warrant Certificate.

4.22*	Form of Unit Agreement.

5.1	Opinion of Reeder & Simpson, P.C., Marshall Islands counsel to Seaspan Corporation.

5.2	Opinion of Perkins Coie LLP, counsel to Seaspan Corporation.

23.1***	Consent of KPMG LLP.

Exhibit Number	Description

23.2	Consent of Reeder & Simpson, P.C., Marshall Islands Counsel to Seaspan Corporation (included in Exhibit 5.1).

23.3	Consent of Perkins Coie LLP, counsel to Seaspan Corporation (included in Exhibit 5.2).

24.1***	Powers of attorney (included on signature pages).

25.1**	Form T-1 Statement of Eligibility respecting the Debt Indenture.

25.2**	Form T-1 Statement of Eligibility respecting the Convertible Debt Indenture.

*	To be filed by amendment or as an exhibit to a filing with the Commission pursuant to the Exchange Act and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
***	Previously filed.
†	Subordinated debt securities may be issued pursuant to Exhibit 4.8 or 4.9.

Item 10.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph(a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on March 3, 2017.

SEASPAN CORPORATION

By:	/s/ David Spivak
Name:	David Spivak
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated and on the dates indicated on March 3, 2017.

Signature	Title

* Kyle R. Washington	Co-Chairman of the Board

* Gerry Wang	Chief Executive Officer and Co-Chairman of the Board (Principal Executive Officer)

/s/ David Spivak David Spivak	Chief Financial Officer (Principal Financial and Accounting Officer)

* John C. Hsu	Director

* Harald H. Ludwig	Director

* David Lyall	Director

* Nicholas Pitts-Tucker	Director

* Graham Porter	Director

* Peter S. Shaerf	Director

*	The undersigned does hereby sign this post-effective amendment to the registration statement on behalf of the above-indicated person pursuant to the power of attorney executed by such person.

By:	/s/ David Spivak David Spivak

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Seaspan Corporation, has signed this post-effective amendment to the registration statement in the City of Newark, State of Delaware, on March 3, 2017.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi Authorized Representative in the United States